Exhibit 99.1

CAREY CREDIT INCOME FUND — I
FOURTH QUARTER AND YEAR END 2016 OVERVIEW
Details about Carey Credit Income Fund's ("CCIF") and Carey Credit Income Fund — I's ("CCIF - I" or the "Company") fourth quarter and year end 2016 portfolio and operating results are contained in this overview. This overview should be read in conjunction with the CCIF - I Annual Report on Form 10-K, as filed with the U.S. Securities and Exchange Commission (the "SEC") on March 21, 2017.
CCIF - I Fourth Quarter and Year Ended December 31, 2016 Highlights

•	During the quarter and year ended December 31, 2016, CCIF - I paid distributions of $0.45 per share and $1.83 per share, respectively, which were fully covered by taxable income.

•	For the year ended December 31, 2016, CCIF - I's total investment return, based on beginning and end of year net asset value, was 13.5%.[1]

•
For the three months ended December 31, 2016, CCIF invested $72 million, 70% of which was in directly originated debt investments. For the year ended December 31, 2016, CCIF invested $267.6 million, 51.3% of which was in directly originated debt investments.

•
CCIF's portfolio investments at fair value totaled $275.1 million as of December 31, 2016, of which 87.7% was in senior secured investments. The portfolio consisted of 78 investments across 55 portfolio companies.

•	CCIF's gross portfolio yield as of December 31, 2016 was 8.2%.[2]

•	For the year ended December 31, 2016, CCIF - I raised $19.8 million in gross proceeds from the sale of common shares.

•	CCIF - I's net asset value per share was $25.75 as of December 31, 2016, compared to $24.42 as of December 31, 2015.

•
During the year ended December 31, 2016, CCIF - I decreased its public offering price once from $26.66 to $25.00 per share and increased its public offering price eight times from $25.00 to $26.60 per share.

________________________

(1)
Total investment return-net asset value is a measure of the change in total value for shareholders who held the Company’s common shares at the beginning and end of the period, including distributions declared during the period. Total investment return-net asset value is based on (i) net asset value per share on the first day of the period, (ii) the net asset value per share on the last day of the period, plus any shares issued in connection with the reinvestment of monthly distributions, and (iii) distributions payable relating to the ownership of shares, if any, on the last day of the period. The total investment return-net asset value calculation assumes that (i) monthly cash distributions are reinvested in accordance with the Company’s distribution reinvestment plan and (ii) the shares issued pursuant to the distribution reinvestment plan are issued at the then current public offering price, net of sales load, on each monthly distribution payment date. Since there is no public market for the Company’s shares, terminal market value per share is assumed to be equal to net asset value per share on the last day of the period presented. Total investment return-net asset value is not annualized. Investment performance is presented without regard to sales load that may be incurred by shareholders in the purchase of the Company’s common shares. The Company’s performance changes over time and currently may be different than that shown above. Past performance is no guarantee of future results.

(2)
Weighted average effective yield is calculated as the effective yield of each investment and weighted by its amortized cost as compared to the aggregate amortized cost of all investments of that investment type. Effective yield is the return earned on an investment net of any discount, premium, or issuance costs. Effective portfolio yield for the total debt portfolio is calculated before considering the impact of leverage or any operating expenses, and cash, restricted cash, non-income producing assets and equity investments are excluded.

Business Environment

A series of conditions, all positive on their own, created an environment for strong risk-asset performance in 2016, and boosted expectations for corporate profit growth in 2017. The credit markets began 2016 much like 2015 ended - in the midst of the challenges brought about by commodity price declines. The widespread technical sell-offs in commodity-sensitive credits created downward pricing pressure across the credit markets, which in turn affected total returns. Midway through the first quarter of 2016, a steady credit rally began as the commodity markets rebounded and high yield and leveraged loans began a streak of strong performance that would continue into 2017.

Leveraged Loan and High Yield Bond Performance
20.0%
15.0%
10.0%
5.0%
0.0%
-5.0%
-10.0%
Cumulative Total Return
Jan-16
Feb-16
Mar-16
Apr-16
May-16
Jun-16
Jul-16
Aug-16
Sep-16
Oct-16
Nov-16
Dec-16
Credit Suisse Leveraged Loan Index
Credit Suisse High Yield Index

The recovery in oil prices, the Federal Reserve keeping interest rates unchanged at 0.25–0.50 percent until December 2016, a falling unemployment rate (the lowest since 2007), and the moderate strengthening of the dollar (up only 5 percent in 2016 versus 10 percent in 2015 based on the trade-weighted dollar index) all helped to spur strong credit performance in 2016.

Looking ahead, we expect an improvement in leveraged credit fundamentals on the back of an earnings recovery and macroeconomic conditions, but it appears the majority of this has already been priced into spreads. A strong corporate earnings recovery, expansionary fiscal policies, falling unemployment, and upward wage pressure should lead the Federal Reserve to continue to raise interest rates in 2017. Concurrently, we expect the demand for floating-rate investment products to continue accelerating in this rising interest rate environment as investors turn to the bank loan market seeking to lower duration risk.

We believe that this credit environment provides experienced credit managers, such as CCIF's Advisors - Guggenheim Partners, LLC ("Guggenheim") and W. P. Carey ("WPC"), the opportunity to invest in new assets with attractive yields while remaining in the senior credit position of portfolio companies' capital structures to protect against the downside.

Investment Activity, Investment Performance, and Portfolio Update
Within the year ended December 31, 2016, our investment activity was primarily concentrated in sourcing debt investments through direct origination (51.3%) and primary issuance channels (31.3%) and the remainder was through secondary market channels (i.e. syndicated investments). Within the year ended December 31, 2015, initial investment activity was primarily concentrated in sourcing debt investments through primary issuance channels (56.2%) and the remainder was through secondary market channels (i.e. syndicated investments).

During the year ended December 31, 2016, we made $267.6 million in new commitments, including commitments to 54 new portfolio companies. As outlined above, over the course of the year, the syndicated bank loan markets became more competitive, driving yields down and allowing new deals to be loosely structured with loan covenants becoming more relaxed. As such, the primary issuance channel and the syndicated market channel became less attractive for sourcing debt investments from a risk/reward standpoint. With fewer attractive opportunities in the syndicated market, we shifted our investment focus to directly originated investments, where we found what we believe are attractive yields that allowed us to largely remain in senior positions of companies' capital structures.
The following table presents our investment activity for the years ended December 31, 2016 and December 31, 2015 (dollars in thousands):

	Year Ended December 31, 2016	Year Ended December 31, 2015
Total Fair Value of Investments	$275,084	$78,226
Gross Portfolio Yield	8.2%	8.0%

Investment activity segmented by access channel:
Direct origination	$137,376	$—
Primary issuance	83,807	57,445
Secondary market transactions	46,437	44,713
Total investment activity	267,620	102,158
Investments sold or repaid	(79,817)	(18,449)
Net investment activity	$187,803	$83,709

Portfolio companies at beginning of period	32	—
Number of added portfolio companies	54	39
Number of exited portfolio companies	(31)	(7)
Portfolio companies at period end	55	32

Investment activity by quarter and by asset class as of each of the last four quarters was as follows:

As of December 31, 2016, the portfolio consisted of $275.1 million of total investments at fair value and, consistent with prior quarters, our debt portfolio remains predominately invested in senior secured debt investments which represented 87.7% of the portfolio at fair value. We believe senior secured debt investments provide for downside protection which is particularly important given today's credit environment. Set forth below is the composition of the portfolio by asset class for each quarter end based on fair value:

As of December 31, 2016, there were 55 portfolio companies in which CCIF held 78 investments. The weighted average portfolio company age, based on fair value, was 34 years as of December 31, 2016. Furthermore, and aligned with our strategy of mitigating industry specific risk, the companies comprising the CCIF portfolio were diversified across 17 industries. Set forth below are the industry concentrations in CCIF's portfolio as of December 31, 2016 by fair value:

Industry Classification**

2.1%
1.0%
0.5%
0.0%
2.6%
2.5%
2.9%
3.8%
3.9%
5.2%
5.2%
7.5%
8.1%
10.2%
11.3%
13.1%
20.0%
Technology (20.0%)
Beverage, Food & Tobacco (13.1%)
Healthcare & Pharmaceuticals (11.3%)
Automotive (10.2%)
Aerospace & Defense (8.1%)
Construction & Building (7.5%)
Retail (5.2%)
Utilities: Electric (5.2%)
Containers, Packaging & Glass (3.9%)
Banking, Finance, Insurance & Real Estate (3.8%)*
Hotel, Gaming & Leisure (2.9%)
Energy: Oil & Gas (2.6%)
Media: Advertising, Printing & Publishing (2.5%)
Consumer Goods: Non-Durable (2.1%)
Services: Business (1.0%)
Media: Broadcasting & Subscription (0.5%)
Metals & Mining (0.0%)

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(*)     Some portfolio companies in this category represent insurance brokers and are not classified as insurance companies.
(**) Industry classifications based upon Moody's standard industry classifications.
With the lack of buying opportunity in the secondary market, we continued to sell select lower yielding assets at attractive prices and deploy that capital into directly originated transactions. CCIF's gross portfolio yield was 8.2% as of December 31, 2016 compared to 7.9% as of September 30, 2016 and 8.0% as of December 31, 2015.

Set forth below are the weighted average effective yields, by investment type, as of each of the prior four quarters:

Weighted Effective Yields by Quarter

0.0%
2.0%
4.0%
6.0%
8.0%
10.0%
12.0%
14.0%
Senior Secured Loan—First Lien
7.4%
6.8%
7.4%
7.5%
Senior Secured Loan—Second Lien
10.3%
10.3%
10.5%
10.8%
Senior Secured Bond
9.5%
6.8%
6.6%
7.0%
Subordinated Debt
11.0%
10.4%
11.5%
9.7%
Total
8.2%
7.3%
7.9%
8.2%
3/31/2016
6/30/2016
9/30/2016
12/31/2016

Set forth below are the weighted average EBITDA, weighted average total leverage multiple, and weighted average interest rate coverage of CCIF's portfolio companies. The quarter-over-quarter decline in portfolio weighted average EBITDA was primarily due to the move to directly originated transactions. The 6 new portfolio companies associated with direct originations had a weighted average EBITDA of $101.2 million and the 8 portfolio companies that were sold during the quarter had a weighted average EBITDA of $608.8 million.
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(3)
Weighted average EBITDA amounts are weighted based on the amortized cost of the portfolio company investments. EBITDA amounts are estimated from the most recent portfolio company financial statements, have not been independently verified by CCIF or its Advisors, and may reflect a normalized or adjusted amount. Accordingly, neither CCIF nor its Advisors makes any representation or warranty in respect of this information.

(4)
Weighted average interest coverage represents the portfolio company’s EBITDA as a multiple of interest expense. Portfolio company credit statistics are derived from the most recently available portfolio company financial statements, have not been independently verified by CCIF or its Advisors, and may reflect a normalized or adjusted amount. Accordingly, neither CCIF nor its Advisors makes any representation or warranty in respect of this information.

(5)
Portfolio weighted average EBITDA, weighted average total leverage multiple, and weighted average interest coverage ratio data includes information solely in respect of portfolio companies in which CCIF has a debt investment.

(6)
EBITDA is a non-GAAP financial measure. For a particular portfolio company, EBITDA is generally defined as net income before net interest expense, income tax expense, depreciation and amortization. EBITDA amounts are estimated from the most recent portfolio company's financial statements, have not been independently verified by CCIF or its Advisors, and may reflect a normalized or adjusted amount. Accordingly, neither CCIF nor its Advisors makes any representation or warranty in respect of this information.

As of December 31, 2016 we had one debt investment on non-accrual status associated with one portfolio company in the Energy: Oil and Gas industry, which represented 1.1% and 1.2% of total investments on a fair value and amortized cost basis, respectively. In May of 2016, the portfolio company voluntarily filed a petition to reorganize under Chapter 11 of the U.S. Bankruptcy Code, and the workout was still underway as of December 31, 2016. We are actively monitoring the situation and continuously evaluating our position. Given today's environment, we believe it is prudent to continue limiting the exposure to these sectors, and we expect that as we raise and deploy capital the current exposure will continue to decline as a percentage of the total portfolio.
The following charts show debt investments on non-accrual status based on their amortized cost and fair value for the year ended December 31, 2016.

Non-Accruals
($'s in 000s)
$10,000
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
20.0%
18.0%
16.0%
14.0%
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
$-
0.0%
$4,153
$1,873
2.8%
1.3%
$4,568
$3,178
2.1%
1.4%
$3,153
$3,023
1.2%
1.1%
3/31/2016
6/30/2016
9/30/2016
12/31/2016
Investments on Non-Accrual Status (Amortized Cost)
Investments on Non-Accrual Status (Fair Value)
Percentage of Debt Portfolio (Amortized Cost)
Percentage of Debt Portfolio (Fair Value)

The following chart shows the maturity schedule of CCIF's debt investments, excluding unfunded commitments, based on their principal amount as of December 31, 2016.
CCIF's publicly offered feeder funds, CCIF 2016 T and CCIF - I, which have committed to seek liquidity events on or before December 31, 2021 and December 31, 2040, respectively, collectively represented 73.6% of CCIF's total ownership as of December 31, 2016. The following chart shows the liquidity schedule of CCIF's publicly offered feeder funds as of December 31, 2016 based on the net assets of CCIF.
About Carey Credit Income Fund
CCIF is a non-traded business development company (BDC) that invests primarily in large, privately negotiated loans to private middle market U.S. companies. CCIF is the master fund which pools investor capital raised through its feeder fund offerings, such as the current offering CCIF - I. CCIF is managed by affiliates of WPC and Guggenheim and is designed to provide investors with current income, capital preservation, and, to a lesser extent, capital appreciation. CCIF and CCIF - I share the same investment objectives and strategies and all portfolio investments and corporate borrowings are held at CCIF.

About W. P. Carey Inc.
Founded in 1973, WPC (NYSE: WPC) is a leading, internally-managed net-lease real estate investment trust that provides real estate-based financing solutions for companies primarily in the U.S. and Europe. WPC has expertise in credit and real estate underwriting, with more than 35 years of experience in evaluating credit and real estate investment opportunities. A capital provider to growing U.S. companies since its inception, WPC had an enterprise value of approximately $10.5 billion at December 31, 2016. In addition to its owned portfolio of diversified global real estate, WPC manages a series of non-traded publicly registered investment programs with assets under management of approximately $12.9 billion. WPC is subject to the information and reporting requirements of the Exchange Act. As a result, it files periodic reports and financial statements with the SEC, copies of which are available on the SEC's website at www.sec.gov.
For four decades, WPC has provided companies around the globe with capital to expand their businesses, make acquisitions, invest in research and development, or fund other corporate initiatives. Its corporate finance-focused credit and underwriting process is a constant that has been leveraged across a wide variety of companies and industries. WPC's investment process has largely focused on identifying companies with stable and improving credit profiles using a top-down and bottom-up approach, without relying on outside rating agencies. Credit-quality characteristics, capital structure, operating history, margin and ratio analysis, industry market share, and management team are all key considerations in evaluating and determining investment suitability of potential credits.
About Guggenheim Partners, LLC
Guggenheim Investments represents the investment management businesses of Guggenheim Partners and includes Guggenheim, an SEC-registered investment adviser. Guggenheim Partners is a privately-held, global financial services firm with over 2,300 employees and more than $260 billion in assets under management as of December 31, 2016. It produces customized solutions for its clients, which include institutions, governments and agencies, corporations, insurance companies, investment advisors, family offices, and individual investors.
Guggenheim Investments manages $209 billion in assets across fixed income, equity, and alternatives as of December 31, 2016. Its 250+ investment professionals perform research to understand market trends and identify undervalued opportunities in areas that are often complex and underfollowed. This approach to investment management has enabled Guggenheim to deliver long-term results to its clients.
Within Guggenheim Investments is the Guggenheim Corporate Credit Team, which is responsible for all corporate credit strategies and asset management of $69.6 billion. A unified credit platform is utilized for all strategies and is organized by industry as opposed to asset class, which increases its ability to uncover relative value opportunities and to identify and source opportunities. The scale of the platform, combined with the expertise across a wide range of industries and in-house legal resources, allows Guggenheim to be a solution provider to the market and maintain an active pipeline of investment opportunities.
Cautionary Statement Concerning Forward-Looking Statements
This document contains forward-looking statements within the meaning of the Federal securities laws. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. CCIF and CCIF - I undertake no obligation to update any forward-looking statements contained herein to conform the statements to actual results or changes in their expectations. A number of factors may cause CCIF’s and CCIF - I's actual results, performance or achievement to differ materially from those anticipated. For further information on factors that could impact CCIF and CCIF - I performance, please review CCIF’s and CCIF - I's respective filings at the SEC website at www.sec.gov.